Exhibit 10.3

SECOND AMENDMENT TO THE SECURED PROMISSORY NOTE

THIS SECOND AMENDMENT TO SECURED PROMISSORY NOTE (the “Second Amendment”), dated as of December 31, 2019, is entered into by Flux Power, Inc., a California corporation (“Borrower”) and ________________ (“Holder”). Holder and Borrower, each a “Party” and collectively, the “Parties”.

WHEREAS, in connection with the Second Amended and Restated Credit Facility Agreement, dated October 10, 2019, by and between the Borrower, H older, and certain other lenders (the “Credit Facility Agreement”), Borrower and Holder are parties to that certain Amended and Restated Secured Promissory Note, dated as of ______, 2019,and as amended on October 10, 2019 (the “Promissory Note”);

WHEREAS, the maturity date for the Promissory Note is December 31, 2019;

WHEREAS, the Parties desires to amend the Promissory Note to (i) increase the maximum amount of the Advances (as defined in the Credit Facility Agreement) from Ten Million Dollars ($10,000,000) to Twelve Million Dollars ($12,000,000), and (ii) change the maturity date from “December 31, 2019” to “June 30, 2020” pursuant to the terms and condition of this Second Amendment.

Capitalized terms used but not defined herein shall have the meaning given to them in the Promissory Note.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Amendment to the Promissory Note. It is hereby agreed and understood that the Promissory Note shall be amended as follows:

1.1 Advances. Paragraph 1 of the Promissory Note is hereby amended and restated in its entirety to read as follows:

“1. Advances. So long as there is no Event of Default (as defined below in Section 4), Holder shall at its sole discretion provide Advances hereunder so long as the total of all unpaid Advances at the time of such request does not exceed Twelve Million Dollars ($12,000,000) (the “Maximum Amount”). If, at any time or for any reason, the amount of Advances pursuant to the Notes owed by Borrower to Lenders exceeds the Maximum Amount, Borrower shall immediately pay to Lenders, based on the Lender’s Pro Rata Percentage, in cash, the amount of such excess. For the purpose of this Note, “Pro Rata Percentage” shall mean such Lender’s interest in the LOC equal to the amount of all Advances made by such Lender divided by the aggregate amount of all Advances made by the Lenders.”

1.2 Maturity Date. Paragraph 2(b) of the Promissory Note is hereby deleted in its entirety and shall, be amended to read in its entirety as follows:

“(b) Maturity Date. Except as otherwise provided herein, the entire Principal Amount of this Note, together with all accrued but unpaid interest payable thereon, shall be due and payable in full on the earlier of: (i) June 30, 2020, unless extended pursuant to the terms of this Note (the “Maturity Date”) or (ii) when such amounts are declared due and payable by Holder upon or after the occurrence of an Event of Default (as defined below).

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2. Accrued Interest to Date. As additional consideration, the Parties agreed that all accrued and unpaid interest on the Principal Amount as of December 31, 2019 shall be converted into the Principal Amount (“Additional Principal Amount”) and shall earn interest per the Promissory Note. The Parties hereby acknowledge and agree that by signing this Second Amendment, the Parties hereby amends the Credit Facility Agreement to increase the aggregate amount of the Advances from Ten Million Dollars ($10,000,000) to Twelve Million Dollars ($12,000,000) to accommodate the Additional Principal Amount.

3. Conversion. The outstanding Principal Amount of the Promissory Note, as Holder may have advanced to Borrower under the Promissory plus any accrued and unpaid interests (the “Obligation”), may be converted “Convertible Note”), as follows:

3.1 Definitions. As used in this Promissory Note, the following capitalized terms have the following meanings:

(a) “Equity Securities” shall mean Flux Power Holdings, Inc. (“Issuer”) common stock, $0.001 par value per share, that is issued and sold to investors in the Offering.

(b) “Equity Securities Price” shall mean the cash price per share of the Equity Securities paid by purchasers in the Offering.

(c) “Equity Securities Conversion Price” shall be equal to the Equity Securities Price.

(d) “Offering” shall mean the closing of a transaction in which the Issuer sells and issues up to $1,000,000 in Equity Securities, whether in a private or public offering, occurring on or after December 31, 2019.

3.2 Conversion at the Option of the Holder. At any time upon the consummation of the Offering and before the Maturity Date, at Holder’s option and upon five (5) days prior written notice to the Issuer (“Conversion Notice”), may convert in whole or in part the outstanding Obligation into a number of shares of the Equity Securities calculated by dividing (x) the Obligations under the Promissory Note, by (y) an amount equal to the Equity Securities Conversion Price; provided, however, the Issuer shall not effect any conversion of this Promissory Note, and the Holder shall not have the right to convert any portion of this Promissory Note, pursuant to this Section 3.2 or otherwise, to the extent (but only to the extent) that the Holder would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section 3.2, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1334 (“Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Issuer is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3.2 applies, the determination of whether this Promissory Note is convertible (in relation to other securities owned by the Holder) and of which portion of this Promissory Note is convertible shall be in the sole discretion of the Holder, and the submission of the Conversion Notice shall be deemed to be the Holder’s determination of whether this Promissory Note is convertible (in relation to other securities owned by the Holder) and of which portion of this Promissory Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. Upon the written or oral request of a Holder, the Issuer shall within two business days confirm orally and in writing to the Holder the number of shares of Equity Securities then outstanding. In any case, the number of outstanding shares of Equity Securities shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Promissory Note, by the Holder since the date as of which such number of outstanding shares of Equity Securities was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Equity Securities outstanding immediately after giving effect to the issuance of shares of Equity Securities issuable upon conversion of this Promissory Note. The limitations contained in this Section 3.2 shall apply to a successor holder of this Promissory Note. At the Issuer’s election, the issuance of such shares of the Equity Securities upon conversion of this Note shall be contingent upon execution and delivery by the Purchaser of all necessary documents entered into by other purchasers of the Equity Securities, including without limitation a definitive purchase agreement and related documents.

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3.3 Mechanics of Conversion. As promptly as practicable after the conversion of this Promissory Note, this Promissory Note shall be cancelled, and the Issuer will issue and deliver to the Holder a certificate or certificates representing the full number of shares of Equity Securities issuable upon such conversion (and the issuance of such certificate or certificates shall be made without charge to the Holder for any issuance in respect thereof or other cost incurred by the Issuer in connection with such conversion and the related issuance of shares); provided, however, if less than all of the outstanding Obligation is converted pursuant to Section 3.2, the Company will additionally deliver to the Holder an amended and restated Promissory Note, containing an original principal amount equal to that portion of the then-outstanding principal amount not converted containing the other terms and provisions of this Section 3.2 and otherwise in form and substance reasonably satisfactory to the Holder. No fractional shares of Equity Securities or scrip representing a fraction of a shares of the Equity Securities will be issued upon conversion, but the number of such shares issuable shall be rounded up to the nearest whole share.

3.4 Reserved Amount. The Issuer agrees that until the repayment or conversion of this Promissory Note in full, the Issuer will reserve from its authorized and unissued Equity Securities a sufficient number of shares, free of preemptive rights, to provide for the issuance of the shares of Equity Securities upon full conversion of this Note.

3.5 Adjustments. If the Issuer at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise), its outstanding shares of Equity Securities into a greater number of shares, the conversion price in effect immediately prior to such subdivision will be proportionately reduced, and if the Issuer at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Equity Securities into a smaller number of shares, the conversion price in effect immediately prior to such combination will be proportionately increased.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company and the Issuer as follows

4.1 Organization, Authority If the Holder is an entity, such Holder is a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Holder of the Securities hereunder has been, to the extent such Holder is an entity, duly authorized by all necessary corporate, partnership or other action on the part of such Holder. This Agreement has been duly executed and delivered by such Holder and constitutes the valid and binding obligation of such Holder, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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4.2 Investment Representations. In connection with the sale and issuance of the Convertible Note and underlying Equity Securities (“Securities”), the Holder, for itself and no other Holder, makes the following representations:

(a) Investment for Own Account. The Holder is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (“Securities Act”). The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(b) SEC Documents. The Holder acknowledges and agrees that the Issuer has made available to the Holder through the SEC’s EDGAR system, true and complete copies of the Issuer’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and Form 10-Q for the quarter ended September 30, 2019, and all other reports filed by the Issuer pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended September 30, 2019 prior to the date hereof (collectively, the “SEC Documents”). The Holder has received, read and fully understands the SEC Documents. The Holder acknowledges that the Holder is basing its decision to invest in the Securities on the SEC Documents, the Promissory Note and the Second Amendment, and has relied only on the information contained in said material and has not relied upon any representations made by any other person. The Holder recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the purchase of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents entitled “RISK FACTORS.”

(c) Accredited Holder Status. At the time such Holder was offered the Securities, it was and, at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Holder is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Such Holder is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer. Holder has provided the Issuer a duly completed and executed original of the Accredited Holder Questionnaire confirming that the Holder is an “accredited investors.”

(d) Representations and Reliance. Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein to determine the applicability of such exemptions and the suitability of the Holder to acquire the Securities. All information which the Holder has provided to the Issuer in the Accredited Holder Questionnaire concerning itself is true and accurate in all material respects, and if there should be any material change in such information the Holder will immediately provide the Issuer with such information. The Holder will promptly notify the Issuer of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

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(e) Restricted Securities. Holder understands that the Securities the Holder is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Holder also acknowledges that the Issuer was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as such the Holder understands Rule 144 is not currently available for the sale of the Securities and may not be so available as the Company was a former “shell company” as defined in Rule 12b-2 under the Exchange Act..

(f) Transfer Restrictions; Legends. Holder understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Holder, and that the Securities must be held by the Holder indefinitely, and that the Holder must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by the Holder or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g) Limited Public Market. Holder understands and acknowledges that there is only a limited public market for the Issuers Common Stock on the OTCQB, and which market is very volatile, and the Issuer has made no assurances that a broader or more active public trading market for its Common Stock will ever exist.

(h) No Transfer. The Holder covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with the Holder and other than in compliance with the applicable securities regulations laws of any state.

(i) Investment Experience. Holder acknowledges that the Holder is able to bear the economic risk of the Holder’s investment, including the complete loss thereof. The Holder has a preexisting personal or business relationship with the Issuer or one or more of its officers, directors or other persons in control of the Issuer, and the Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

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(j) Financial Sophistication; Due Diligence. The Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. Such Holder has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Issuer’s SEC Documents. Further, the Holder has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Issuer, concerning the terms and conditions of the investment and the business and affairs of the Issuer, as the Holder considers necessary in order to form an investment decision.

(k) General Solicitation. The Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that the Holder was first contacted by the Issuer or either of the agents such Holder had a pre-existing and substantial relationship with the Issuer or one of the agents. The Holder will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Issuer. Other than to other parties to this Agreement, the Holder has maintained and will continue to maintain the confidentiality of all disclosures made to Holder in connection with this transaction, including the existence and terms of this transaction.

4.3 No Investment, Tax or Legal Advice. The Holder understands that nothing in the SEC Documents, the Promissory Note, or this Second Amendment, or any other materials presented to the Holder in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.4 Disclosure of Information. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. The Holder has reviewed the documents publicly filed by the Issuer with the SEC and has read and understands the risk factors disclosed therein. The Holder has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Holder is solely responsible for conducting its own due diligence investigation of the Issuer.

4.5 Placement Agent. The Holder acknowledges and agrees that the Issuer may retain registered broker-dealers as its placement agent (the “Selling Agent(s)”). In general, any agreements entered into with the Selling Agent(s) will be on a “best efforts” basis and the fees to be paid will be capped at seven percent (7%) of the subscription attributable to the Selling Agent(s).

4.6 Additional Acknowledgement. The Holder acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Holder acknowledges that, if it is a client of an investment advisor registered with the SEC, the Holder has relied on such investment advisor in making its decision to purchase Securities pursuant hereto.

5. Miscellaneous.

5.1 Except as expressly amended and modified by this Second Amendment, the Promissory Note is and shall continue to be in full force and effect in accordance with the terms thereof.

5.2 This Second Amendment may be executed by the parties hereto in counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.3 The Second Amendment shall be construed in accordance and governed by the internal laws of the state of California.

5.4 The headings contained in this Second Amendment are for ease of reference only and shall not be considered in construing this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Amended and Restated Secured Promissory Note to be duly executed as of the day and year first written above.

BORROWER

Flux Power, Inc.,
a California corporation

Ronald Dutt, Chief Executive Officer

HOLDER

[Name of Holder]

Name:
Title:

Agreed solely as it relates to Sections 3 and 4 of this Second Amendment.

Flux Power Holdings, Inc.,

a Nevada corporation

Ronald Dutt, Chief Executive Officer

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